                                                                      EXHIBIT 99

[ENESCO GROUP, INC. LOGO]                                  FOR IMMEDIATE RELEASE

                                           INVESTOR CONTACT:         Tom Bradley
          225 Windsor Drive                                         630-875-5990
Itasca, Illinois 60143-1225                                  tbradley@enesco.com
               630.875.5300
          fax: 630.875.5350                      MEDIA CONTACT:    Donna Shaults
            www.enesco.coml                                         630-875-5464
                                                             dshaults@enesco.com



 *A conference call will be broadcast live on Thursday, July 24, 2003, at 10:00 a.m. Central Time (11:00 a.m. Eastern) at http://www.enesco.com and http://www.streetevents.com. An online replay also will be available approximately one hour after the call. Please see the end of this release for more details.


      SECOND QUARTER 2003 FINANCIAL RESULTS REPORTED BY ENESCO GROUP, INC.


ITASCA, ILL. -- JULY 23, 2003 -- Enesco Group, Inc. (NYSE: ENC) today reported results for the second quarter ended June 30, 2003.

SECOND QUARTER 2003 HIGHLIGHTS
          o Net income was $2.2 million, an increase of $.4 million or 21 percent over the second quarter of 2002.
          o Operating income of $4.0 million increased $.3 million or 9 percent over prior year.
          o Gross profit of $27.6 million increased $1.1 million or 4 percent over 2002.
          o    Gross profit margins improved from 39.8 percent to 45.3 percent.
          o The Company entered into a three-year $50 million unsecured revolving credit agreement with Fleet National Bank and LaSalle Bank N.A.

FINANCIAL RESULTS
For the second quarter of 2003, Enesco reported total revenues of $ 60.9 million compared with revenues of $ 66.5 million for the second quarter of 2002. The 8 percent decline in revenue related primarily to a decrease in promotional sales into the mass market and fewer closeout sales compared to the same period of 2002. A sluggish global economy and SARS epidemic-related declines in worldwide tourism also negatively impacted second quarter 2003 revenues. These factors were partially offset by inclusion of revenues from the Bilston and Battersea acquisition, favorable foreign currency exchange rates and successful new product introductions in the U.S.

Gross profit of $27.6 million was up 4 percent from the second quarter of 2002. This increase was due to new product introductions, cost improvement programs and favorable foreign currency impacts, offset by lower revenue.



                                     -more-

SECOND QUARTER 2003 FINANCIAL RESULTS REPORTED BY ENESCO -- PAGE 2


Operating expenses, exclusive of Bilston & Battersea and favorable foreign currency exchange impacts, declined by 3 percent or $.6 million compared to the same period in 2002. Operating income of $ 4.0 million for the second quarter of 2003 was $.3 million or 8 percent better than prior year due to favorable gross profit performance and continued expense control.

Net income of $2.2 million represented a 21 percent increase over the same period last year and generated $.15 per diluted share versus $.13 per diluted share in 2002.

"We are pleased with our second quarter earnings performance," said Dan DalleMolle, president and CEO of Enesco. "Our profitability improvement, resulting from operating efficiencies and cost containment, is consistent with our product and customer rationalization strategies. Enesco will seize growth opportunities across all markets through channel management, new product introductions and retailer friendly programs."

ABOUT ENESCO GROUP, INC.

A global leader in the gift, collectibles and home decor industries for 45 years, Enesco Group, Inc. offers such popular product lines as Cherished Teddies, Disney, Nickelodeon, Lilliput Lane, Border Fine Arts and NICI, among others. The Company's award winning Precious Moments figurine collection is one of the top collectible lines throughout the world. Further information is available on the Company's web site at www.enesco.com.

This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.

In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.


TO LISTEN TO THE WEBCAST, YOUR COMPUTER MUST HAVE REALPLAYER INSTALLED. IF YOU DO NOT HAVE REALPLAYER, GO TO HTTP://WWW.STREETEVENTS.COM PRIOR TO THE CALL, WHERE YOU CAN DOWNLOAD REALPLAYER FOR FREE.

FOR A PHONE REPLAY, CALL 800/642-1687. PASSCODE: 1599402. THE REPLAY WILL BE AVAILABLE FOR ONE WEEK FOLLOWING THE CALL.

                                      # # #

                               ENESCO GROUP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
           SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   SECOND QUARTER                         SIX MONTHS
                                                            -----------------------------    ----------------------------------
                                                             2003       2002     % Change      2003         2002       % Change
                                                             ----       ----     --------      ----         ----       --------

Net revenues                                                $60,886    $66,489       -8%     $ 107,023   $ 121,366        -12%

Cost of sales                                                33,277     40,006      -17%        60,904      70,697        -14%

                                                            -------    -------               ---------   ---------
Gross profit                                                 27,609     26,483        4%        46,119      50,669         -9%

Selling, distribution, general and
  administrative expense                                     23,590     22,808        3%        46,611      49,206         -5%

                                                            -------    -------               ---------   ---------
Operating profit (loss)                                       4,019      3,675                    (492)      1,463

  Interest expense                                             (495)      (179)                   (544)       (302)
  Interest income                                               236         51                     406         149
  Other income (expense), net                                  (229)      (437)                   (635)       (748)

                                                            -------    -------               ---------   ---------
Income (loss) before income taxes and cumulative
  effect of a change in accounting principle                  3,531      3,110                  (1,265)        562

Income taxes expense (benefit)                                1,357      1,313                    (648)        172

                                                            -------    -------               ---------   ---------
Income (loss) before cumulative
  effect of a change in accounting principle                  2,174      1,797                    (617)        390

Cumulative effect of a change in accounting
principle, net of income taxes (1)                                -          -                       -     (29,031)

                                                            -------    -------               ---------   ---------
Net income (loss)                                           $ 2,174    $ 1,797               $    (617)  $ (28,641)
                                                            =======    =======               =========   =========

Earnings (loss) per share:

  Income (loss) before cumulative effect of a
  change in accounting principle:
                          Basic                             $  0.15    $  0.13                  ($0.04)  $    0.03
                          Diluted                           $  0.15    $  0.13                  ($0.04)  $    0.03

  Basic and diluted cumulative effect of a
  change in accounting principle, net of income taxes             -          -                       -      ($2.10)

   Net income (loss):     Basic                             $  0.15    $  0.13                  ($0.04)     ($2.07)
                          Diluted                           $  0.15    $  0.13                  ($0.04)     ($2.07)

Average basic shares outstanding                             14,026     13,852                  13,972      13,820
Average diluted shares outstanding                           14,420     14,184                  13,972      13,820


(1) Amortization of goodwill ceased after 2001, per FAS 142. In 2002, goodwill impairment is recorded as the cumulative effect of a change in accounting principle in accordance with FAS 142.

                               ENESCO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

ASSETS                                      Unaudited
                                             June 30,     December 31,
                                               2003          2002
                                             --------      --------
CURRENT ASSETS:
Cash and equivalents                         $  7,571      $ 17,418
Accounts receivable, net                       63,899        54,347
Inventories                                    50,468        48,334
Other current assets                            8,654        10,077
                                             --------      --------
Total current assets                          130,592       130,176

Property, plant and equipment, net             27,401        26,229

Other assets                                   26,235        23,380
                                             --------      --------
Total assets                                 $184,228      $179,785
                                             ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes and loans payable                      $  1,051      $      -
Accounts payable                               23,352        18,395
Federal, state and foreign income taxes        13,003        15,416
Total accrued expenses                         17,698        20,266
                                             --------      --------
Total current liabilities                      55,104        54,077

Total long-term liabilities                     3,588         3,795

Minority interest                                 114             -

Total shareholders' equity                    125,422       121,913
                                             --------      --------
Total liabilities and shareholders' equity   $184,228      $179,785
                                             ========      ========